UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2015

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32593 (Commission File Number)	74-3140887 (I.R.S. Employer Identification Number)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 0254-9161

(Address of principal executive offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Andrew P. Slifka

On January 22, 2015, Global GP LLC (the “Company”), the general partner of Global Partners LP (the “Partnership”) entered into a new employment agreement with Andrew P. Slifka (the “Employment Agreement”). The Employment Agreement supersedes and replaces the prior employment agreement by and between the Company and Mr. Slifka dated as of March 1, 2012. Under the Employment Agreement, Mr. Slifka will remain Executive Vice President of the Company and President of the Partnership’s Gasoline Distribution and Station Operations Division. The Employment Agreement provides that Mr. Slifka will have the powers and duties and responsibilities as are customary to such positions and as are assigned to him by the President and Chief Executive Officer of the Company in connection with his management and supervision of the Gasoline Distribution and Station Operations Division and related operations of the Company and the Partnership.

The Employment Agreement provides for an initial term that commences on January 1, 2015 and continues for thirty-six (36) months (the “Initial Term”), provided that the term shall automatically be extended for an additional thirty-six (36) months on the last day of the Initial Term unless the Company or Mr. Slifka provides the other with written notice of non-renewal at least 90 days in advance of the last day of the Initial Term. The period of time in which Mr. Slifka is employed under the Employment Agreement is referred to as the “Term.” The Employment Agreement includes a confidentiality provision and a non-solicitation provision, which generally will continue for two years following Mr. Slifka’s termination of employment, and is subject to the non-competition provisions included in Annex I to the Employment Agreement, which will continue for two years following Mr. Slifka’s termination of employment.

The Employment Agreement provides Mr. Slifka with (1) an annualized base salary of $425,000, subject to an annual increase, if any, as the compensation committee (the “Compensation Committee”) of the board of directors of Company may approve; (2) participation in the Partnership’s annual short-term cash incentive plan (described below) at an annual target of $265,000; (3) eligibility to participate in any long-term equity incentive plans; and (4) such discretionary bonuses as the Compensation Committee may from time to time approve.  Mr. Slifka is also entitled to participate in such other benefit plans and programs as the Company may provide for its executives in general.

The Employment Agreement may be terminated at any time by either party. If Mr. Slifka’s employment is terminated for any reason, he shall be paid (i) all amounts of his base salary due and owing up through the date of termination, (ii) any earned but unpaid bonus and short-term cash incentive plan amounts, (iii) all reimbursements of expenses appropriately and timely submitted and (iv) any and all other amounts that may be due to him as of the date of termination (the “Accrued Obligations”).

The Employment Agreement also entitles Mr. Slifka to receive severance in the event of certain terminations of employment. If Mr. Slifka’s employment is terminated due to death or “Disability” (as defined in the Employment Agreement), Mr. Slifka (or his estate) is entitled to receive, along with the Accrued Obligations, (1) continued payment of Mr. Slifka’s base salary as well as all fringe benefits through the end of the applicable Term, (2) (a) payment of all monthly amounts due for all health and welfare insurance premiums on behalf of Mr. Slifka, his spouse and dependents, if any, for 24 months following the date of termination and (b) payment, payable in 24 equal monthly installments commencing on the last day of the month following the last day of the Term, of an amount equal to the product of 75% and the sum of (i) Mr. Slifka’s base salary and (ii) the average of the aggregate discretionary bonuses and short-term cash incentive plan amounts awarded to Mr. Slifka pursuant to the Employment Agreement, if any, for the two calendar years immediately preceding the termination of the Employment Agreement. If Mr. Slifka’s employment is terminated by the Company without “Cause” or by Mr. Slifka for reasons constituting “Constructive Termination” (as each quoted term is defined in the Employment Agreement”), Mr. Slifka is entitled to receive, along with the Accrued Obligations, (1) continuation of all compensation and benefits until the last day of the Term and (2) payment, payable in 24 equal monthly installments commencing on the first day of the month following the month in which the date of termination occurs, of an amount equal to the product of 75% and the sum of (a) Mr. Slifka’s base salary and (b) the average of the aggregate discretionary bonuses and short-term cash incentive plan amounts awarded to Mr. Slifka pursuant to the

Employment Agreement, if any, for the two calendar years immediately preceding the termination of the Employment Agreement. If Mr. Slifka’s employment is terminated by the Company for “Cause,” Mr. Slifka will be paid the Accrued Obligations. If the Employment Agreement is not renewed by the Company at the end of the applicable Term and Mr. Slifka does not continue to serve as Executive Vice President of the Company or President of the Partnership’s Gasoline Distribution and Station Operations Division following the expiration of the Employment Agreement, Mr. Slifka shall be entitled to receive an amount, payable in 12 equal monthly installments, equal to the greater of: (1) the product of 75% and the sum of (a) Mr. Slifka’s base salary and (b) the average of the aggregate discretionary bonuses and short-term cash incentive plan amounts awarded to Mr. Slifka pursuant to the Employment Agreement, if any, for the two calendar years immediately preceding the termination of the Employment Agreement and (2) Mr. Slifka’s base salary.

Short-Term Annual Incentive Plan

Pursuant to the Employment Agreement, Mr. Slifka is entitled to participate in an annual short-term cash incentive plan with 50% of any cash incentive amounts earned for a fiscal year to be determined based upon achievement of financial metrics established by the Compensation Committee and 50% of such cash incentive amounts to be determined at the discretion of the Compensation Committee. Mr. Slifka’s annual target cash incentive amount under the plan is $265,000 and the annual maximum cash incentive amount that may be awarded to Mr. Slifka under the plan is $530,000. The targets, metrics (including any thresholds) and formula will be established by the Compensation Committee in the first calendar quarter of each fiscal year. Any amounts earned or awarded under the plan shall be paid within 2 and ½ months of the end of the fiscal year for which the cash incentives were earned or awarded.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as exhibits 10.1 hereto and is incorporated herein by reference.

Base Salary and Short-Term Cash Incentive Plan Target Increases for Daphne H. Foster, Chief Financial Officer of the Company

On January 20, 2015, the Compensation Committee of the board of directors of the Company decided to increase Daphne H. Foster’s annualized base salary from $300,000 to $400,000 and increase Ms. Foster’s annual target under the Partnership’s annual short-term cash incentive plan from $200,000 to $300,000. The increases described in the preceding sentence are effective as of January 1, 2015.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibit

10.1                        Employment Agreement by and between Global GP LLC and Andrew P. Slifka, dated as of January 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC
its general partner

		By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

Date: January 26, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement by and between Global GP LLC and Andrew P. Slifka, dated as of January 22, 2014.